UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 4, 2004

Portal Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25829	77-0369737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 South De Anza Blvd, Cupertino, California	95104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 572-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On October 4, 2004 the Registrant’s Board of Directors committed to a restructuring plan of its regions by moving from a regional operational management model to a global integrated sales and delivery model. The restructuring will affect approximately seventy (70) employees. The Registrant expects to complete the majority of the reductions in the third quarter of its fiscal year 2005 and complete the remainder by the end of the fourth quarter of its fiscal year 2005 (which ends January 2005).

Registrant anticipates these activities will result in a restructuring charge of approximately $5-6 million including: severance and benefit expenses of approximately $3.2 million to $4.2 million; and facility related expenses of approximately $1.8 million. The majority of the restructuring charge is expected to be recognized in Registrant’s third quarter fiscal year 2005. The majority of the severance and benefit costs are expected to be paid out during Registrant’s third and fourth quarters of fiscal year 2005, and the facilities costs are expected to be paid out over the remaining lease terms, which range from several months to approximately four (4) years. The Registrant anticipates that approximately one-half of the facilities charge will be paid out within twelve months, and the remainder over approximately four (4) years. The Registrant anticipates these activities will result in a reduction in both its expenses and cash expenditures of approximately $15 - $19 million on an annual basis.

In addition to the above restructuring costs, Registrant anticipates incurring legal, accounting, and other operating expenses of approximately $200,000 to $300,000. The majority of these operating expenses are anticipated to be paid in Registrant’s fourth quarter of fiscal year 2005. Accordingly, the total restructuring and other operating costs Registrant expects to incur is approximately $5.2 - $6.3 million.

Registrant hereby incorporates by reference the press release dated October 8, 2004 related to the actions described herein and attached hereto as Exhibit 99.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On October 4, 2004 the Registrant received written notice from Jennifer Taylor announcing her resignation from the Registrant’s Board of Directors and Audit Committee, to be effective as of October 31, 2004.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1	Press release, dated October 8, 2004 reporting the restructuring.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTAL SOFTWARE, INC.

Date: October 8, 2004	By:	/s/ Larry Bercovich
	Name:	Larry Bercovich
	Title:	VP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 8, 2004, reporting the restructuring plan.